EXHIBIT E

THIS AGREEMENT IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED ___________, 2007 IN FAVOR OF HARRIS N.A. (THE "INTERCREDITOR AGREEMENT"), WHICH INTERCREDITOR AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS AGREEMENT, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL OR INTEREST HEREOF SHALL BECOME DUE OR BE PAID AND NO ACTIONS SHALL BE TAKEN HEREUNDER EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT.

FORM OF SECURITY AGREEMENT

This Security Agreement (the "*Agreement*") is dated as of __________, 2007, by and among EVCI CAREER COLLEGES HOLDING CORP., a Delaware corporation (the "*Borrower*"), and the other parties executing this Agreement under the heading "*Debtors*" (the Borrower and such other parties, along with any parties who execute and deliver to the Agent an agreement substantially in the form attached hereto as Schedule G, being hereinafter referred to collectively as the "*Debtors*" and individually as a "*Debtor*"), each with its mailing address as set forth in Section 14(b) below, and ComVest Investment Partners III, L.P., a Delaware limited partnership ("*ComVest*"), with its mailing address as set forth in Section 14(b) below, acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (ComVest acting as such administrative agent and any successor or successors to ComVest acting in such capacity being hereinafter referred to as the "Agent").

PRELIMINARY STATEMENTS

A. The Borrower, the other Debtors, and ComVest, individually and as Agent, have purchased secured convertible notes each dated as of __________, 2007 (same may be amended or modified from time to time, including amendments and restatements the "*Notes*"), pursuant to which ComVest and the other holders of convertible secured notes of even date herewith (ComVest, in its individual capacity, and such other banks and financial institutions being hereinafter referred to collectively as the "*Lenders*") and individually as a "*Lender*" have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower (the Agent, and the Lenders, being hereinafter referred to collectively as the "*Secured Creditors*" and individually as a "*Secured Creditor*").

B. As a condition to extending credit to the Borrower under the Notes, the Secured Creditors have required, among other things, that each Debtor grant to the Agent for the benefit of the Secured Creditors a lien on and security interest in the personal property and fixtures of such Debtor described herein subject to the terms and conditions hereof.

C. The Borrower owns, directly or indirectly, equity interests in each other Debtor and the Borrower provides each of the other Debtors with financial, management, administrative,

and technical support which enables such Debtors to conduct their businesses in an orderly and efficient manner in the ordinary course.

D. Each Debtor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

NOW, THEREFORE, for good and valuable condition, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Terms defined in Notes. Except as otherwise provided in Section 2 below, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in that certain Second Amended and Restated Credit Agreement dated as of __________, 2007 (the "Credit Agreement"), among Borrower, the Guarantors and Harris, N.A. (the "Senior Lender") . The term "Debtor" and "Debtors" as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties, and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties, and covenants of and by the Debtors; *provided, however*, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.

Section 2. Grant of Security Interest in the Collateral. As collateral security for the Secured Obligations defined below; each Debtor hereby grants to the Agent for the benefit of the Secured Creditors a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, and right of set-off against, all right, title, and interest in and to all personal property and fixtures of each Debtor, whether now owned or existing or hereafter created, acquired or arising, including all of the following:

(a) Accounts (including Health-Care-Insurance Receivables, if any);

(b) Chattel Paper;

(c) Instruments (including Promissory Notes);

(d) Documents;

(e) General Intangibles (including Payment Intangibles and software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);

(f) Letter-of-Credit Rights;

(g) Supporting Obligations;

(h) Deposit Accounts (but specifically excluding the funds on deposit in any Federal Funds Accounts and maintained therein in compliance with 34 C.F.R. Section 668.166):

(i) Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

(j) Inventory;

(k) Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

(l) Fixtures;

(m) Commercial Tort Claims (as described on Schedule F hereto or on one or more supplements to this Agreement);

(n) Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or related to any of the foregoing;

(o) Monies, personal property, and interests in personal property of such Debtor of any kind or description now held by any Secured Creditor or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Creditor, or any agent or affiliate of any Secured Creditor, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(p) Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained, *provided, however*, that any of the foregoing related to student admissions, financial aid, academic performance, or other student records that are protected by the Family Education Rights and Privacy Act, 20 U.S.C. Section 1232g: 34 CFR Part 99 shall not constitute, or be included in, the "Collateral" as defined herein;

(q) Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(r) Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the "*Collateral*". All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of Delaware as in effect from time to time ("*UCC*") shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. For

purposes of this Agreement, the terms (i) "*Receivables*" means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, instrument, General Intangible, or otherwise, (ii) "*Subsidiary Interests*" means all equity interests held by a Debtor or its Subsidiaries (as that term is defined in the Notes), whether such equity interests constitute Investment Property or General intangibles under the UCC, (iii) "*Federal Funds Account*" means a deposit account of one of the Debtors established to hold, and exclusively holding, Title IV, HEA Program Funds as described in 34 C.F.R. Section 558.163 and which includes the phrase "Federal Funds" in the name of such deposit account, and (iv) "*Title IV, HEA Program Funds*" means all funds provided pursuant to Chapter 28, Subchapter IV of the Higher Education Act of 1965, as amended by 20 U.S.C.A. 1070 *et. seq.*, and any amendments or successor statutes thereto ("*Title IV*"), including in particular those funds provided pursuant to the Title IV programs identified in 34 C.F.R. Section 668.1(c) or any successor regulation.

Section 3. Secured Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) any and all Indebtedness, obligations, and liabilities of the Debtors, and of any of them individually, to the Secured Creditors, and to any of them individually, under or in connection with or evidenced by the Notes or any other Loan Documents, including, without limitation, all obligations evidenced by the Notes all obligations of the Borrower to reimburse the Secured Creditors for the amount of all drawings on any letters of credit and all other obligations of the Borrower under all Applications for letters of credit, all obligations of the Debtors, and of any of them individually, with respect to any Hedging Liability, all obligations of the Debtors, and of any of them individually, with respect to any Funds Transfer and Deposit Account Liability, and all obligations of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all expenses and charges, legal or otherwise suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the "*Secured Obligations*"). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than the Borrower to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount which would render such Debtor's obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Section 4. Covenants, Agreements, Representations and Warranties. Each Debtor hereby covenants and agrees with, and represents and warrants to, the Secured Creditors that:

(a) Each Debtor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each Debtor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set

forth, will not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Debtor or any provision of any Debtor's organizational documents (*e.g.*, charter, articles or certificate of incorporation and by-laws, articles or certificate of formation and limited liability company operating agreement, partnership agreement or similar organizational documents) or any covenant, indenture or agreement of or affecting any Debtor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of any Debtor except for the lien and security interest granted to the Agent hereunder.

(b) Each Debtor's respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor's name; and such Debtor has no other executive offices or places of business other than those listed under Column 3 on Schedule A attached hereto opposite such Debtor's name. The Collateral is and shall remain in such Debtor's possession or control at the locations listed under Columns 2 and 3 on Schedule A attached hereto opposite such Debtor's name (collectively for each Debtor, the "*Permitted Collateral Locations*" except for (i) Collateral which in the ordinary course of the Debtor's business is in transit between Permitted Collateral Locations or is at another location to be repaired and (ii) Collateral aggregating less than $25,000 in fair market value outstanding at any one time. If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Agent shall nevertheless have and retain a lien on and security interest therein. The Debtors own and shall continue to own the Permitted Collateral Locations except to the extent otherwise disclosed under Columns 2 and 3 on Schedule A. No Debtor shall move its chief executive office or maintain a place of business at a location other than those specified under Columns 2 or 3 on Schedule A or permit any Collateral to be located at a location other than a Permitted Collateral Location, in each case without first providing the Agent at least 30 days prior written notice of the Debtor's intent to do so; *provided* that each Debtor shall at all times maintain its chief executive office, places of business, and Permitted Collateral Locations in the United States of America and such Debtor shall have taken all action reasonably requested by the Agent to maintain the lien and security interest of the Agent in the Collateral at all times fully perfected and in full force and effect.

(c) Each Debtor's legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A of his Agreement. No Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule B attached hereto. No Debtor shall change its jurisdiction of organization without the Agent's prior written consent. No Debtor shall change its legal name or transaction business under any other trade name without first giving 30 days' prior written notice of its intent to do so to the Agent.

(d) The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics', laborers' and statutory liens), attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Agent therein and other Liens permitted by Section 8.8 of the Notes (herein, the "*Permitted Liens*"). Each Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to any of the Secured Creditors.

(e) Each Debtor will promptly pay when due all taxes, assessments, and governmental charges and levies upon or against it or its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent attachment of any lien resulting therefrom to, foreclosure on or other realization upon any Collateral and preclude interference with the operation of its business in the ordinary course and such Debtor shall have established adequate reserves therefor.

(f) Each Debtor agrees it will not intentionally waste or destroy the Collateral or any part thereof and will not be grossly negligent in the care or use of any Collateral. Each Debtor agrees it will not knowingly use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement. Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Secured Creditors have no responsibility to perform such obligations.

(g) Subject to Sections 5(c), 6(a), 7(b), 7(c), and 8(c) hereof and the terms of the Notes each Debtor agrees it will not, without the Agent's prior written consent, sell, assign, mortgage, lease, or otherwise dispose of the Collateral or any interest therein.

(h) Each Debtor will insure its Collateral consisting of tangible personal property against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent as additional insureds therein) by insurers reasonably acceptable to the Agent. All premiums on such insurance shall be paid by the Debtors and the policies of such insurance (or certificates therefor) delivered to the Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the relevant Debtor and the agent of written notice thereof, and shall be reasonably satisfactory to the Agent in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In any case of any loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Debtor's cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral is not necessary to the conduct of such Debtor's business in the ordinary course. In the event any Debtor shall receive any proceeds of such insurance, such Debtor shall immediately pay over such proceeds of insurance to the Agent which will thereafter be applied to the reduction of the Secured Obligations (whether or not then due) or held as collateral security therefor, as the Agent may then determine or as otherwise provided for in the Notes; *provided, however,* that the Agent agrees to release such insurance proceeds to the relevant Debtor for replacement or restoration of the portion of the Collateral lost, damaged or destroyed if, but only if, (i) at the time of release no Event of Default exists, (ii) written application for such release is received by the Agent from the relevant Debtor within 30 days of the receipt of such proceeds, and (iii) the Agent has received evidence reasonably satisfactory to

it that the collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds. Each Debtor hereby authorizes the Agent, at the Agent's option, to adjust, compromise, and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Event of Default, and such Debtor does hereby irrevocably constitute the Agent, its officers, agents, and attorneys, as such Debtor's attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. If no Event of Default exists or if the Agent elects not to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to final approval of the Agent, not to be unreasonably withheld, in the case of losses exceeding $50,000. All insurance proceeds shall be subject to the lien and security interest of the Agent hereunder,

UNLESS THE DEBTORS PROVIDE THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE DEBTORS' EXPENSE TO PROTECT THE AGENT'S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY DEBTOR'S INTEREST IN THE COLLATERAL. THE COVERAGE PURCHASED BY THE AGENT MAY NOT PAY ANY CLAIMS THAT ANY DEBTOR MAKES OR ANY CLAIM THAT IS MADE AGAINST SUCH DEBTOR IN CONNECTION WITH THE COLLATERAL. THE DEBTORS MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE DEBTORS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE DEBTORS WILL BE RESPONSIBLE FOR THE COST OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED HEREBY. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE DEBTORS MAY BE ABLE TO OBTAIN ON THEIR OWN.

Notwithstanding anything to the contrary contained in this Section 4(h), the provisions of this Section 4(h) are subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement.

(i) Each Debtor will at all times allow the Secured Creditors and their respective representatives free access to and right of inspection of the Collateral at such reasonable times (during normal business hours) and intervals as the Agent or any other Secured Creditor may designate and, in the absence of any existing Default or Event of Default, with reasonable prior written notice to the relevant Debtor.

(j) If any Collateral is in the possession or control of any agents or processors of a Debtor and the Agent so requests, such Debtor agrees to notify such agents or processors in

writing of the Agent's lien and security interest therein and instruct them to hold all such Collateral for the Agent's account and subject to the Agent's instructions. Each Debtor will, upon the request of the Agent, authorize and instruct all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Secured Creditors and their respective representatives to examine and inspect any of the Collateral then in such party's possession and to verify from such party's own books and records any information concerning the Collateral or any part thereof which the Secured Creditors or their respective representatives may seek to verify. As to any premises not owned by a Debtor wherein any of the Collateral is located, if any, such Debtor shall, upon the Agent's request, cause each party having any right, title or interest in, or lien on, any of such premises to enter into any agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title, and interest in and lien on the collateral allows the removal of such Collateral by the Agent or its agents or representatives, and otherwise is in form and substance reasonably acceptable to the Agent.

(k) Upon the Agent's request, each Debtor agrees from time to time to deliver to the Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered by it, together with such Debtor's warranty of the genuineness thereof, and reports stating the book value of its Inventory and Equipment by major category and location), in each case as the Agent may reasonably request. The Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent considers appropriate and reasonable, and each Debtor agrees to furnish all assistance and information, and perform any acts, which the Agent may requires in connection therewith.

(l) Each Debtor will comply in all material respects with the terms and conditions of any and all leases, easements, right-of-way agreements, and other agreements binding upon such Debtor or affecting the Collateral, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

(m) Schedule C attached hereto contains a true, complete, and current listing of all patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) owned by each of the Debtors as of the date hereof that are registered with any governmental authority. The Debtors shall promptly notify the Agent in writing of any additional intellectual property rights acquired or arising after the date hereof, and shall submit to the Agent a supplement to Schedule C to reflect such additional rights (provided any Debtor's failure to do so shall not impair the Agent's security interest therein). Each Debtor owns or possesses rights to use all franchises, licenses, patents, trademarks, trade names, tradestyles, copyrights, and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Debtors are not liable to any person for infringement under applicable law with respect to any such rights as a result of its business operations.

(n) Schedule F attached hereto contains a true, complete and current listing of all Commercial Tort Claims held by the Debtors as of the date hereof, each described by referring to a specific incident giving rise to the claim. Each Debtor agrees to execute and deliver to the Agent an agreement in the form attached hereto as Schedule H, or in such other form reasonably acceptable to the Agent, promptly upon becoming aware of any Commercial Tort Claim of such Debtor arising after the date hereof (provided any Debtor's failure to do so shall not impair the Agent's security interest therein).

(o) Each Debtor agrees to execute and deliver to the Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Agent may reasonably deem necessary or appropriate to assure the Agent its lien and security interest hereunder, including, without limitation, (i) such financing statements or other instruments and documents as the Agent may from time to time reasonably require to comply with the UCC and any other applicable law, and (ii) such agreements with respect to patents, trademarks, copyrights, and similar intellectual property rights as the Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office. Each Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Debtor wherever the Agent in its sole discretion desires to file the same. Each Debtor hereby authorizes the Agent to file any and all financing statements covering the Collateral or any part thereof as the Agent may require, including financing statements describing the Collateral as "all assets" or "all personal property" or words of like meaning. The Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Agent for all reasonable costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments and documents and to do all such other things as the Agent deems necessary or appropriate to preserve, protect, and enforce the security interest of the Agent under the law of such other jurisdiction. Each Debtor agrees to mark its books and records to reflect the lien and security interest of the Agent in the Collateral.

(p) On failure of any Debtor to perform any of the covenants and agreements herein contained, the Agent may, at its option, perform the same and in so doing may expend such sums as the Agent deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the interest rate then in effect on the Notes. No such performance of any covenant or agreement by the Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto. The Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without

inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement. The Agent is hereby authorized to charge any account of any Debtor maintained with any Secured Creditor for the amount of such sums and amounts so expended.

Section 5. Special Provisions Re: Receivables. (a) As of the time any Receivable owned by a Debtor becomes subject to the security interest provided for hereby, and at all times thereafter, such Debtor shall be deemed to have warranted as to each such Receivable that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Receivable; that such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that such Receivable is valid and subsisting; that the amount of such Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business; that the amount of such Receivable represented as owing is not disputed and is not subject to any set-offs, credits, deductions or countercharges other than those arising in the ordinary course of such Debtor's business which are disclosed to the Agent in writing promptly upon such Debtor becoming aware thereof; and, except as disclosed to the Agent in writing at or prior to the time such Receivable is created, that no surety bond was required or given in connection with such Receivable or the contracts or purchase orders out of which the same arose.

(b) If any Receivable included within the Collateral arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, each Debtor agrees to promptly so notify the Agent and, at the request of the Agent or the Secured Creditors, to the extent it is legally permitted to do so, execute whatever instruments and documents are required by the Agent in order that such Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

(c) Unless and until an Event of Default has occurred and is continuing, any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by a Debtor in the ordinary course of its business as presently conducted in accordance with Section 7(b) hereof; and, during the existence of any Event of Default, such merchandise and other goods shall be set aside at the request of the Agent and held by the relevant Debtor as trustee for the Secured Creditors and shall remain part of the Secured Creditors' Collateral. Unless and until an Event of Default has occurred and is continuing, the Debtors may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries, and grant discounts, credits, and allowances in the ordinary course of its business as presently conducted for amounts and on terms which the relevant Debtor in good faith considers advisable; and, during the existence of any Event of Default, at the Agent's request, the Debtors shall notify the Agent promptly of all returns and recoveries and, on the Agent's request, deliver any such merchandise or other goods to the Agent. During the existence of any Event of Default, at the Agent's request, the Debtors shall also notify the Agent promptly of all disputes and claims and settle or adjust them at no expense to the Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted

to any customer or account debtor and no returns of merchandise or other goods shall be accepted by any Debtor without the Agent's disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable. Notwithstanding anything to the contrary contained in this Section 5(c), the provisions of this Section 5(c) are subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement.

(d) To the extent any Receivable or other item of Collateral is evidenced by an Instrument or tangible Chattel Paper, each Debtor shall cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Agent; *provided, however*, that, prior to the existence of a Default or Event of Default and thereafter until otherwise required by the Agent, a Debtor shall not be required to deliver any such Instrument or tangible Chattel Paper if and only so long as the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by the Debtors and not delivered to the Agent hereunder is less than $25,000 at any one time outstanding. Unless delivered to the Agent or its agent, all tangible Chattel Paper and Instruments shall contain a legend acceptable to the Agent indicating that such Chattel Paper or Instrument is subject to the security interest of the Agent contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Section 5(d), the provisions of this Section 5(d) are subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement.

Section 6. Collection of Receivables. (a) Except as otherwise provided in this Agreement, each Debtor shall make collection of its Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b) Subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement, in the event the Agent requests any Debtor to do so:

(i) all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with Agent; and/or

(ii) such Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Agent and which are maintained at one or more post offices selected by the Agent.

(c) Upon the occurrence and during the continuation of any Default or Event of Default, whether or not the Agent has exercised any of its other rights under the other provisions of this Section 6, the Agent or its designee may notify the relevant Debtor's customers and account debtors at any time that Receivables have been assigned to the Agent or of the Agent's security interest therein, and either in its own name, or such Debtor's name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquaintance for any or all amounts due or to become due on Receivables, and in the Agent's discretion file any claim or take any other action or proceeding which the Agent may deem necessary or appropriate to

protect and realize upon the security interest of the Agent in the Receivables or any other Collateral.

(d) Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Section 6(b) or 6(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the Agent or by the Agent at a commercial bank or banks selected by the Agent (collectively the "*Depositary Banks*" and individually a "*Depositary Bank*"), and each Debtor acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent's convenience and that the Debtors do not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Agent may, after the occurrence and during the continuation of any Default or Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order, and at such intervals as the Agent may from time to time in its discretion determine, but not less often than once each week. The Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any Deposit Account of any Debtor subject to the lien and security interest of this Agreement, together with interest thereon at the interest rate then in effect on the Notes. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any such remittance account, upon the Agent's request, the relevant Debtor shall furnish the Agent with a report in such form as Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Unless and until a Default or an Event of Default has occurred and is continuing, the Agent will release proceeds of Collateral which the Agent has not applied to the Secured Obligations as provided above from the remittance account from time to time after receipt thereof. Each Debtor hereby indemnifies the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys' fees suffered or incurred by any Secured Creditor because of the maintenance of the foregoing arrangements; *provided, however*, that no Debtor shall be required to indemnify any Secured Creditor for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified. The Secured Creditors shall have no liability or responsibility to any Debtor for the Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend "payment in full' or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 7. Special Provisions Re: Inventory and Equipment. (a) Each Debtor shall at its own cost and expense maintain, keep, and preserve its Inventory in good and merchantable condition and keep and preserve its Equipment in good repair, working order, and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and

proper repairs, replacements, and additions to its Equipment so that the efficiency thereof shall be fully preserved and maintained.

(b) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, use, consume, sell and lease the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by such Debtor.

(c) As of the time any Inventory or Equipment of a Debtor becomes subject to the security interest provided for hereby and at all times thereafter, such Debtor shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Inventory and Equipment; and that all of such Inventory and Equipment is located at a location set forth pursuant to Section 4(b) hereof. Each Debtor warrants and agrees that none of its Inventory is or will be consigned to any other person without the Agent's prior written consent.

(d) Upon the Agent's request, each Debtor shall, at its own cost and expense cause the lien of the Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Agent.

(e) Subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement, except for Equipment from time to time located on the real estate described on Schedule D attached hereto or as otherwise hereafter disclosed to the Agent and the Secured Creditors in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

(f) Subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement, if any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the relevant Debtor to the Agent.

Section 8. *Special Provisions Re: Investment Property, Subsidiary Interests and Deposits*. (a) Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Agent pursuant to Section 10(d) hereof:

(i) each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to its Investment Property and Subsidiary Interests, or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any Secured Obligations; and

(ii) each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of its Investment Property and Subsidiary Interests subject to the lien and security interest of this Agreement.

(b) All Investment Property (including all securities, certificated or uncertificated, securities accounts, and commodity accounts) and Subsidiary Interests of the Debtors on the date

hereof is listed and identified on Schedule E attached hereto and make a part hereof. Each Debtor shall promptly notify the Agent of any other Investment Property or Subsidiary Interests acquired or maintained by such Debtor after the date hereof, and shall submit to the Agent a supplement to Schedule E to reflect such additional rights (provided any Debtor's failure to do so shall not impair the Agent's security interest therein). Certificates for all certificated securities now or at any time constituting Investment Property or Subsidiary Interests and part of the Collateral hereunder shall be promptly delivered by the relevant Debtor to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or appropriate undated stock power or powers, in every case sufficient to transfer title thereto, including, without limitation, all stock received in respect of a stock dividend or resulting from a split-up, revision or reclassification of the Investment Property or Subsidiary Interests or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or Subsidiary Interests any part thereof as a result of a merger, consolidation or otherwise. With respect to any uncertificated securities or any Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Agent's request, the relevant Debtor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among such Debtor, the Agent, and such issuer or intermediary in form and substance satisfactory to the Agent which provides, among other things, for the issuer's or intermediary's agreement that it will comply with such entitlement orders, and apply any value distributed on account of nay Investment Property, as directed by the Agent without further consent by such Debtor. The Agent may, at any time after the occurrence and during the continuation of any Default or Event of Default, cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property or Subsidiary Interests hereunder. Notwithstanding anything to the contrary contained in this Section 8(b), the provisions of this Section 8(b) are subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement.

(c) Unless and until a Default or an Event of Default has occurred and is continuing each Debtor may sell or otherwise dispose of any of its Investment Property to the extent permitted by the Notes, *provided* that, except to the extent permitted by the Notes, no Debtor shall sell or otherwise dispose of any capital stock or other equity interest in any Subsidiary Interests without the prior written consent of the Agent. After the occurrence and during the continuation of any Default or Event of Default, no Debtor shall sell all or nay part of its Investment Property or Subsidiary Interests without the prior written consent of the Agent.

(d) Each Debtor represents that on the date of this Agreement, none of its Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent such Debtor has delivered to the Agent a duly executed and completed Form U-1 with respect to such stock. If at any time the Investment Property or any part thereof consists of margin stock, the relevant Debtor shall promptly so notify the Agent and deliver to the Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by the Agent in form and substance satisfactory to the Agent.

(e) Notwithstanding anything to the contrary contained herein, the event any Investment Property or Subsidiary Interests is subject to the terms of a separate security

agreement in favor of the Agent, the terms of such separate security agreement shall govern and control unless otherwise agreed to in writing by the Agent.

(f) Each Debtor represents and warrant to the Secured Creditors as follows: (i) as of the date hereof, each Subsidiary is a valid and existing entity of the type listed on Schedule E and is duly organized and existing under applicable law; (ii) as of the date hereof, the Subsidiary Interests listed and described on Schedule E hereto constituted the percentage of the equity interest in each Subsidiary set forth thereon owned by the relevant Debtor; (iii) as of the date hereof, copies of the certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, and partnership agreement of each Subsidiary (each such agreement being hereinafter referred to an as "*Organizational Agreement*" heretofore delivered to the Agent are true and correct copies thereof and have not been amended or modified in any respect, and (iv) without the prior written consent o the Agent, no Debtor will agree to any amendment or modification to any Organizational Agreement which would in any manner adversely affect or impair the Subsidiary Interests or reduce or dilute the rights of such Debtor with respect to any Subsidiary Interests. Each Debtor shall perform when due all of its material obligations under each Organizational Agreement.

(g) All Deposit Accounts of the Debtors on the date hereof are listed and identified (by account number and depository institution) on Schedule E attached hereto and made a part hereof, Each Debtor shall promptly notify the Agent or any other Deposit Account opened or maintained by such Debtor after the date hereof, and shall submit to the Agent a supplement to Schedule E to reflect such additional accounts (provided any Debtor's failure to do so shall not impair the Agent's security interest therein). With respect to any Deposit Account maintained by a depository institution other than the Agent, and as a condition to the establishment and maintenance of any such Deposit Account except as otherwise permitted by the Notes, such Debtor, the depository institution and the Agent shall execute and deliver an account control agreement in form and substance satisfactory to the Agent which provides, among other things, for the depository institution's agreement that it will comply with instructions originated by the Agent directing the disposition of the funds in the Deposit Account without further consent by such Debtor. Notwithstanding anything to the contrary contained herein, this Section 8(g) shall not take effect unless and until all Senior Debt (as such term is defined in the Intercreditor Agreement) has been fully and indefeasibly paid and the Senior Lender has no obligation to extend any loans or other credit to any of the Debtors or any other Loan Party (as such term is defined in the Intercreditor Agreement).

Section 9. Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as such Debtor's attorney-in-fact, with full power and authority upon the occurrence and during the continuation of any Event of Default to sign such Debtor's name on verifications of Receivables and other Collateral; to send requests for verification of Collateral to such Debtor's customers, account debtors, and other obligors; to endorse such Debtor's name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Agent's possession; to endorse the Collateral in blank or to the order of the Agent or its nominee; to sign such Debtor's name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral,

on notices of assignment and on public records; and to do all things necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of nay such attorney and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct. The Agent may file one or more financing statements disclosing its security interest in all or any part of the Collateral without any Debtor's signature appearing thereon, and each Debtor also hereby grants the Agent a power of attorney to execute any such financing statements, and amendment and supplements thereto, on behalf of such Debtor without notice thereof to any Debtor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Notes have expired or otherwise terminated. Notwithstanding anything to the contrary contained in this Section 9, the provisions of this Section 9 are subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement.

Section 10. *Defaults and Remedies.* (a) The occurrence of any event or the existence of any condition which is specified as an "Event of Default" under the Notes shall constitute an "*Event of Default*" hereunder.

(b) Upon the occurrence and during the continuation of any Event of Default, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law; at any time or times, sell and deliver any and all Collateral held by or for it at public or private sale, at any securities exchange or broker's board or at the Agent's office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its discretion. In the exercise of any such remedies, the Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. Also, if less than all the Collateral is sold, the Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtor's, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Creditor hereunder, each Debtor shall pay the Secured Creditors all costs and expenses incurred by the Secured Creditors, including reasonable attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Creditor or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Unites States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served o or mailed, postage prepaid, toe the Debtors in accordance with Section 14(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; *provided, however*, no notification need be given to a Debtor if such Debtor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any

sale or other disposition of the Collateral regardless of notice having been given. Any Secured Creditor may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. The Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. Except to the extent otherwise required by applicable law the Agent has no obligation to prepare the Collateral for sale. The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof (other than a warranty that it is disposing of the Collateral free and clear of any liens or encumbrances created by it or on its behalf in favor of a third party), including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor's premises if owned by a Debtor or if the Agent otherwise has the right to maintain such possession by virtue of an agreement with the owner of such premises or (each Debtor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Agent or its designee if the Agent so requests) or to remove the Collateral or any party thereof to such other places as the Agent may desire. (ii) the Agent shall have the right to direct any intermediary oat any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to the Agent and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to the Agent (including, without limitation , the right to deliver a notice of control with respect to any Collateral held in a securities account or commodities account and deliver all entitlement orders with respect thereto), (iii) the Agent shall have the right to exercise any and all rights with respect to all Deposit Accounts of each Debtor, including, without limitation, the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw, and receive all amounts due or to become due or payable hereunder, and (iv) each Debtor shall, upon the Agent's demand, promptly assemble the Collateral and make it available to the Agent at a place reasonably designated by the Agent. If the Agent exercises its rights to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.

(d) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Debtors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 8(a)(1) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 8(a)(ii) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the

Investment Property or Subsidiary Interests and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 8(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property or Subsidiary Interests as if the Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, all Investment Property or Subsidiary Interests or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege or option pertaining to any Investment Property or Subsidiary Interests and, in connection therewith, to deposit and deliver the Investment Property or any part thereof with any committee, depositary, transfer agent, registrar or the designated agency upon such terms and conditions as the Agent may determine. In the event the Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

(c) Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Creditors a royalty-free irrevocable license and right to use all such Debtor's patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Agent or the Secured Creditors on all or any part of the Collateral to the extent permitted by law. The license and right granted the Secured Creditors hereby shall be without any royalty or fee or charge whatsoever.

(f) The powers conferred upon the Secured Creditors hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property, consisting of similar type asses, it being understood, however, that the Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed o have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral in any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors on any way related to the Collateral, and the Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Creditor nor any party acting as attorney for any Secured Creditor shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct.

(g) Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which

any Secured Creditor may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Agent.

(h) In no event shall the Agent be required to sell or otherwise take possession of the Collateral unless requested in writing, by a majority of the holders of Notes.

(i) Notwithstanding anything to the contrary contained in this Section 10, the provisions of each of Sections 10(b), (c), (d), (e), (f), (g) and (h) are subject to the rights of the Senior Lender, as set forth in the Credit Agreement and the Intercreditor Agreement.

Section 11. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Agent in cash or its equivalent, be applied by the Agent in pro rata reduction of the Secured Obligations. The Debtors shall remain liable to the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Borrower, as agent for the Debtors, or to whomsoever the Agent reasonably determines is lawfully entitled thereto.

Section 12. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Notes have expired or otherwise terminated. Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Debtors, forthwith release its liens and security interests hereunder.

Section 13. The Agent, In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Notes, all of which provisions of said Notes (including, without limitation, Section 11 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

Section 14. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their successors and permitted assigns; *provided, however*, that no Debtor may assign its rights or delegate its duties hereunder without the Agent's prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of the Notes, and Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its

address or telecopier number set forth below (or, if no such address is set forth below, at the address of the relevant Debtor as shown on the records of the Agent), or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

to the Debtors at:	to the Agent at:
EVCI Career Colleges Holding Corp. 1 Van Der Donek Street Yonkers, New York 10701	ComVest Investment Partners III, L.P. One North Clemetis Street, Suite 300 West Palm Beach, Florida 33401
Attention: Dr. John J. Mc Grath, CEO and President and Joseph D Alperin, General Counsel Telephone: (914) 623-0700 Telecopy: (914) 964-8222	Attention: Telephone: Telecopy:

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

(c) In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdiction where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provision thereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

(d) The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the Notes as well as for the other Secured Obligations secured hereby. No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise unless and until all Secured Obligations have been fully paid and satisfied and all commitments to extend credit to or for the account of the Borrower under the Notes have expired or otherwise terminated. Each Debtor acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of any Secured Creditor or any other holder of any Secured Obligations, and without

limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by and Secured Creditor or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor. The lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Creditors may at their discretion at any time grant credit to the Borrower without notice to the other Debtors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Secured Creditors hereunder and under applicable law, there shall be no obligation on the part of any Secured Creditor or any other holder of any Secured Obligations at any time to first resort for payment to the Borrower or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Creditors shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e) In the event the Secured Creditors shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule G, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. Any such agreement shall contain information as to such Debtor necessary to update Schedules A, B, C, D, E, and F hereto with respect to it. No such substitution shall be effective absent the written consent of the Agent not shall it in any manner affect the obligations of the other Debtors hereunder.

(f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. Each Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Debtor to the Agent, and it shall not be necessary for the Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(g) This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Delaware. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(h) Each Debtor hereby submits to the non-exclusive jurisdiction of the United States District for Delaware and of any Delaware state court sitting in the City of Wilmington, Delaware, for purposes of all legal proceedings arising out of or relating to this Agreement or the transaction contemplated hereby. Each Debtor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. EACH DEBTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, EACH SECURED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15. The Guarantees

(a) The Guarantees. To induce the Lenders to purchase the Notes and in consideration of benefits expected to accrue to Borrower by reason of the Notes and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto (including any Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement in form acceptable to the Lenders) hereby unconditionally and irrevocably guarantees jointly and severally to the Lenders and its Affiliates, the due and punctual payment when due (whether at stated maturity, by acceleration, or otherwise) of all present and future Obligations, including, but not limited to, the due and punctual payment when due (whether at stated maturity, by acceleration, or otherwise) of principal of and interest on the Notes and the due and punctual payment when due (whether at stated maturity, by acceleration, or otherwise) of all other Secured Obligations now or hereafter owed by Borrower under the Notes and the due, as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including interest which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability). In case of failure by Borrower or other obligor punctually to pay when due (whether at stated maturity, by acceleration, or otherwise) any Secured Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by Borrower or such obligor.

(b) Guarantee Unconditional. The obligations of each Guarantor under this Section 15 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of Borrower or other obligor or of any other guarantor under this Agreement or the Notes or by operation of law or otherwise;

(ii) any modification or amendment of or supplement to this Agreement or the Notes;

(iii) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, Borrower or other

obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of Borrower or other obligor or of any other guarantor contained in this Agreement;

(iv) the existence of any claim, set off, or other rights which Borrower or other obligor or any other guarantor may have at any time against the Lenders, or any other Person, whether or not arising in connection herewith;

(v) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against Borrower or other obligor, any other guarantor, or any other Person or Property;

(vi) any application of any sums by whomsoever paid or howsoever realized to any obligation of Borrower or other obligor, regardless of what obligations of Borrower or other obligor remain unpaid;

(vii) any invalidity or unenforceability relating to or against Borrower or other obligor or any other guarantor for any reason of this Agreement or any provision of applicable law or regulation purporting to prohibit the payment by Borrower or other obligor or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation; or

(viii) any other act or omission to act or delay of any kind by the Lenders, or any other Person or any other circumstance whatsoever (other than the full and indefeasible payment of the obligations guaranteed hereunder) that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 15.

(c) Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 15 shall remain in full force and effect until all letters of credit have expired and the principal of and interest on the Notes and all other amounts payable by Borrower and the Guarantors under this Agreement and the Notes shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or other obligor or any Guarantor under the Notes is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or other obligor or of any guarantor, or otherwise, each Guarantor's obligations under this Section 15 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

(d) Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by Borrower hereunder and the Notes and (y) the termination of the Commitments and expiration of all letters of credit, such amount shall be held in trust for the benefit of the Lenders (and their respective Affiliates) and shall forthwith be paid to the Lenders in accordance with the terms of this Agreement.

(e) Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any

time any action be taken by the Lenders or any other Person against Borrower or other obligor, another guarantor, or any other Person.

(f) Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 15 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 15 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

(g) Stay of Acceleration. If acceleration of the time for payment of any amount payable by Borrower or other obligor under this Agreement or the Notes is stayed upon the insolvency, bankruptcy or reorganization of Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the Notes shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent.

(h) Benefit to Guarantors. Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

(i) Guarantor Covenants. Each Guarantor shall take such action as Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as Borrower is required by this Agreement to prohibit such Guarantor from taking.

Section 16. Subordination; Conflict between Intercreditor Agreement and Security Agreement. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE SECURED PARTIES, BY ACCEPTANCE HEREOF, IRREVOCABLY AGREE TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

[Signature Pages to Follow]

In WITNESS WHEREOF, each Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

"Debtors"

EVCI CAREER COLLEGES HOLDING CORP.

By:____________________________
Name:
Title:

INTERBORO HOLDING, INC.

By:____________________________
Name:
Title:

INTERBORO INSTITUTE, INC.

By:____________________________
Name:
Title:

PENNSYLVANIA SCHOOLOF BUSINESS, INC.

By:____________________________
Name:
Title:

TECHNICAL CAREER INSTITUTES, INC.

By:____________________________
Name:
Title:

Accepted and agreed to in New York, New York, as of the date first above written.

COMVEST INVESTMENT PARTNERS III, L.P., as Agent

By: ComVest III Partners, LLC, its General Partner

By:__________________________________
Name: Inder Tallur
Title: Authorized Signatory

Schedule A
Locations

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OR ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
EVCI Career Colleges Holding Corp. (Delaware Organizational ID No. 2812615)	1 Van Der Donck Street Yonkers, NY 10701 (Landlord: Hudson Park Investors)	937 Saw Mill River Road Yonkers, NY 10701 (U-Haul Ctr Westchester County) 588 North State Briarcliff Manor, NY 10510 (Briarcliff Self Storage)
Interboro Holding, Inc. (Delaware Organizational ID No. 3154737)	1 Van Der Donck Street 2nd Floor Yorkers, NY 10701 (Landlord: Hudson Park Investors)	
Interboro Institute, Inc. (New York Corporation)	450 WEst 56th Street New York, NY 10019 (Landlord 444 Realty Company, L.L.C.)	940 8th Avenue Floors 3 & 4 New York, NY 10019 (Landlord: Columbus Plaza, LLC) 254 W. 54th Street 16th Floor New York, NY 10019 (Landlord: Landpen Company) 260 Audubon Avenue 16th Floor New York, NY 10019 (Landlord: Rachel Bridge Corporation) 111 Wadsworth New York, NY 10033 (Landlord: Rachel Bridge Corporation) 515 West 179th Street

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OR ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
		New York, NY 10033 (lower level) (Landlord: Liberty Management Group, Ltd.)
		729 West 181st Street New York, NY 10033j (Landlord: Ft. Washington Collegiate Church)
		135-27 38th Avenue Flushing, NY 1354 (Landlord: JUY1)
		136-56 39th Avenue Flushing, NY 11365 (basement) (Landlord: Elite Academic Center, Ltd.)
		37-02 Main Street Flushing, NY 11354 (Landlord: Genking, LLC)
		53 South Broadway Yonkers, NY 10701 (Landlord: Spruce Spires Associates, LP)
		30 South Broadway 7th Floor Yonkers, NY 10701 (Landlord: Getty Square Partners, LLC)
		Cirker's Storage 444 West 55th Street New York, NY 10019
		Manhattan Mini Storage 600 W. 58th Street New York, NY

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OR ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
Pennsylvania School of Business, Inc. (Pennsylvania Organizational ID No. 707385)	406 West Hamilton Street Allentown, PA 18101 (Landlord: Brill & Sharma Equities)	
Technical Career Institutes, Inc. (New York Corporation)	320 West 31st Street New York, NY 10001 (Landlord: Overtime Properties, L.L.C.)	500 Eighth Avenue New York, NY 10018 (Landlord: Five Hundred Eight Avenue Limited Liability Company) 406 West 45th Street New York, NY 10036 (Landlord: Recall)

SCHEDULE B

OTHER NAMES

A. Prior Legal Names

PRIOR NAME	CURRENT NAME
EVCI Career Colleges Incorporated	EVCI Career Colleges Holding Corp.
Educational Video Conferencing, Inc.	EVCI Career Colleges Holding Corp.
Information Computer Systems, Inc.	Pennsylvania School of Business, Inc.

B. Trade Names

None.

SCHEDULE C

INTELLECTUAL PROPERTY RIGHTS

TRADEMARK	APPLICATION SERIAL NO.	DATE	OWNER
Technical Career	78/588,772	3/16/05	Technical Career Institutes, Inc.
TCI College of Technology	78/588,770	3/16/05	Technical Career Institutes, Inc.
TCI Campus	78/588,764	3/16/05	Technical Career Institutes, Inc.

WEBSITES AND DOMAIN NAMES

NAME	OWNER
TCIcollege.edu	Technical Career Institutes, Inc.
TCIcollege.com	Technical Career Institutes, Inc.
TCIcollege.net	Technical Career Institutes, Inc.
TCIedu.com	Technical Career Institutes, Inc.
TCIedu.net	Technical Career Institutes, Inc.
TCInow.com	Technical Career Institutes, Inc.
TCInow.net	Technical Career Institutes, Inc.
TCItechny.com	Technical Career Institutes, Inc.
TCItechny.net	Technical Career Institutes, Inc.
TCIcampus.com	Technical Career Institutes, Inc.
TCIcampus.net	Technical Career Institutes, Inc.
TCIpeople.com	Technical Career Institutes, Inc.
TCIpeople.net	Technical Career Institutes, Inc.
TCIcommunity.com	Technical Career Institutes, Inc.
TCIcommunity.net	Technical Career Institutes, Inc.
Interboro.edu	Interboro Institute, Inc.
Interboro.com	Interbor Institute, Inc.
EVCINC.com	EVCI Career Colleges Holding Corp.
Pennschoolofbusiness.edu	Pennsylvania School of Business, Inc.

SCHEDULE D

REAL ESTATE LEGAL DESCRIPTIONS

NONE

SCHEDULE E

INVESTMENT PROPERTY, SUBSIDIARY INTERESTS AND DEPOSITS

A. INVESTMENT PROPERTY (other than Subsidiary Interests)

None.

B. SUBSIDIARY INTERESTS

ISSUER	JURISDICTION OF ORGANIZATION	PERCENTAGE OWNERSHIP	STOCK CERTIFICATE	NO. OF SHARES	OWNER
Interboro Holding, Inc.	Delaware	100%	2	100	EVCI Career Colleges Holding Corp.
Interboro Institute, Inc.	New York	100%	3	100	EVCI Career Colleges Holding Corp.
Interboro Institute Merger, LLC*	New York	100%			
Pennsylvania School of Business, Inc.	Pennsylvania	100%	1	100	Interboro Holding, Inc.
Technical Career Institutes, Inc.	New York	100%	21	200	EVCI Career Colleges Holding Corp.
College Marketing Group, Inc.**	Delaware	100%			Technical Career Institutes, Inc.

C. Deposits

EVCI CAREER COLLEGES

---

* Issuer is a dormant subsidiary not subject to an operating agreement or limited liability company agreement and did not issue equity interests.

** Issuer is an Inactive Subsidiary (as such term is defined in the Credit Agreement).

HOLDING CORP.

Bank Accounts

The following accounts are maintained at Hudson Valley Bank

Hudson Valley

Ms. Yvonne Williams – 914-
914-3275
3 East Grassy Sprain Rd.
Yonkers, NY 10710
Tel: 212-450-9718
Fax: 212-697-9015

Account Name	Account Number	Purpose
Corporate Operating	01-43529901	Payment of corp invoices

North Fork Bank
James Handal-VP
750 Third Avenue
New York, NY 1—17
Tel: 212-450-9718
Fax 212-697-9015

Money market	281-4046963	Invested excess cash

Interboro Institute, Inc.

Bank Accounts

The following accounts are maintained at North Fork Bank

North Fork Bank
James Handal-VP
750 Third Avenue
New York, NY 10017
Tel: 212-450-9718
Fax: 212-697-9015

Main operating	281-4045528	Student deposits and payroll checking for employees
Payroll	2814045700	Payroll

Account Name	Account Number	Purpose
PELL	281045668	Wire transfers to and from Federal Government
TAP	2814045676	Wire transfers from New York State
Money market	2814045726	Invested excess cash
Loan	2814045684	Loan account for student deposits
Federal Work Study	2814045718	Federal work study funds transferred to this account
SEOG	2814045692	Supplemental Education Opportunity Grant-wire transfers to Federal Govt
LC collateral	2814046591	Collateral for lease

The following accounts are maintained at Chase Manhattan Bank

Chase Manhattan Bank
Ms. Debra Charlemagne
250 W. 57th Street
New York, NY 10107
Tel: 212-765-3704

Deposit account	14094806265	Flushing-operating
Deposit account	14098308765	Washington Heights-operating

The following account is maintained at Bank of New York

Bank of New York
Mr. Vincent Maselli
47 South Broadway
Yonkers, NY 10701
Tel: 914-964-0450

Deposit account	6703854417	Yonkers-operating

PENNSYLVANIA SCHOOL
OF BUSINESS, INC.

Bank Accounts

Account Name	Account Number	Purpose
The following accounts are maintained at Wachovia		
Wachovia 702 Hamilton Avenue Allentown, PA 18101		
Operating	2000303646412	Checking
Title IV	1000152085353	Checking

TECHNICAL CAREER INSTITUTE, INC.

Bank Accounts

The following accounts are maintained at Citibank, N.A.

Citibank, N.A.
201 West 34th Street
New York, NY 10001

Moneymarket	03222928	imma
Excess F.F.A. Savings (Escrow)	4689334	imma
Operating	03183375	checking
Transcript	02789797	checking
Refund	95408200	checking
Payroll Checking	84139190	checking
Payroll Savings	000084139180	savings
RIAD Payroll	03191033	checking
Smartflex (Section 125 Plan)	22034279	checking
Federal Financial Aid	45160251	imma
Federal Family Educational Loan Program	14836781	checking

Account Name	Account Number	Purpose
Federal Perkins Loan Savings	000095140865	savings
Federal Direct Loan Checking	00638506	checking
Federal Direct Loan Savings	000000638506	savings
CD (Security Deposit 500 Eighth Avenue 5th Flc)		cd

The following account are maintained at US bank

US Bank
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Federal Perkins Fund	0 001 8303 7905	checking

Safety Deposit Box

The following accounts are maintained at Citibank N.A.

Citibank, N.A.
201 West 34th Street
New york 10001

ACCOUNT NAME	SAFETY DEPOSIT BOX NUMBER
Technical Career Institutes	5028
Technical Career Institutes	7094

Security Deposit

a $6000,000 security deposit for the 320 West 31st Street lease is held by Overtime Properties LLC, Landlord

SCHEDULE F

COMMERCIAL TORT CLAIMS

None

SCHEDULE G

ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT

THIS AGREEMENT dated as of this _____ day of ______________, 20__ from **[new Debtor]**, a ________________ **corporation/limited liability company/partnership** (the "*New Debtor*"), to ComVest Investment Partners III, L.P. ("*ComVest*"), as administrative agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (ComVest acting as such agent and any successor or successors to ComVest in such capacity being hereinafter referred to as the "*Agent*").

PRELIMINARY STATEMENTS

A. EVCI Career Colleges Holding Corp. (the "*Borrower*") and certain other parties have executed and delivered to the Agent that certain Security Agreement dated as of September 16, 2005 (such Security Agreement, as the same may from time to time be amended, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the "*Security Agreement*"), pursuant to which such parties (the "*Existing Debtors*") have granted to the Agent for the benefit of the Secured Creditors a lien on and security interests in the Existing Debtor's Collateral (as such term is defined in the Secured Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B. The Borrower provides the New Debtor with substantial financial managerial, administrative, and technical support and the New Debtor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Secured Creditors from time to time, the New Debtor hereby agrees as follows:

1. The New Debtor acknowledges and agrees that it shall become a "Debtor" party to the Security Agreement effective upon the date the New Debtor's execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms "Debtor" or "Debtors" shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or to which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, among other things, all of the New Debtor's Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor's Accounts, Chattel Paper, Instruments,

Documents, General Intangibles Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, Investment Property, Inventory, Equipment, Fixtures, Commercial Tort Claims, and all of the other Collateral described in Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests granted in favor of the Agent under the Security Agreement.

2. Schedules A (Locations), Schedule B (Other Names), Schedule C (Intellectual Property Rights), Schedule D (Real Estate), Schedule E (Investment Property, Subsidiary Interests and Deposits), and Schedule F (Commercial Tort Claims) to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:

SUPPLEMENT TO SCHEDULE A

NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	OTHER EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OR SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)

____________________ ____________________ ____________________

____________________ ____________________ ____________________

SUPPLEMENT TO SCHEDULE B

NAME OF DEBTOR	PRIOR LEGAL NAMES AND TRADE NAMES OF SUCH DEBTOR

____________________ ____________________

SUPPLEMENT TO SCHEDULE C

INTELLECTUAL PROPERTY RIGHTS

____________________ ____________________

____________________ ____________________

SUPPLEMENT TO SCHEDULE D

REAL ESTATE LEGAL DESCRIPTIONS

____

____

SUPPLEMENT TO SCHEDULE E

INVESTMENT PROPERTY, SUBSIDIARY INTERESTS AND DEPOSITS

____

____

SUPPLEMENT TO SCHEDULE F

COMMERCIAL CLASS TORTS

____

____

3. The New Debtor hereby acknowledges and agrees that the Secured Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

4. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to

the term "Debtor" to "Debtors") and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

5. The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

6. No reference in this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

7. This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law).

[INSERT NAME OF NEW DEBTOR]

By ______________________________
Name ____________________________
Title ____________________________

Accepted and agreed to as of the date first above written.

COMVEST INVESTMENT PARTNERS III, L.P., as Agent

By ______________________________
Name ____________________________
Title ____________________________

SCHEDULE H

SUPPLEMENTAL SECURITY AGREEMENT

A. EVCI Career Colleges Holding Corp. (the "*Borrower*") and certain other parties have executed and delivered to the Agent that certain Security Agreement dated as of April 13, 2007 (such Security Agreement, as the same may from time to time be amended, modified or restated, being hereinafter referred to as the "*Security Agreement*"), pursuant to which such parties have granted to the Agent for the benefit of the Secured Creditors a lien on and security interests in the Collateral to secure the Secured Obligations (as such term is defined in the Security Agreement).

B. Pursuant to the Security Agreement, the Debtor granted to the Agent, among other things, a continuing security interest in all Commercial Tort Claims.

C. The Debtor has acquired a Commercial Tort Claim, and executes and delivers this Agreement to confirm and assure the Agent's security interest therein.

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Secured Creditors from time to time, the Debtor hereby agrees as follows:

1. In order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the Debtor does hereby grant to the Agent for the benefits of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in the Commercial Tort Claim described below:

(Insert description of the Commercial Tort Claim by referring to a specific incident giving rise to the claim)

2. Schedule F (Commercial Tort Claims) to the Security Agreement is hereby amended to include references to the Commercial Tort Claim referred to in Section 1 above. The Commercial Tort Claim described herein is in addition to, and not in substitution or replacement for, the Commercial Tort Claim heretofore described in and subject to the Security Agreement and nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted by the Debtor in favor of the Agent under the Security Agreement.

3. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term "Collateral" and any provision of the Security Agreement providing meaning to such term shall be deemed to include the Commercial Tort Claim referred to in Section 1 above. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

4. The Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

5. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

6. The Debtor acknowledges that this Agreement shall be effective upon its execution and delivery by the Debtor to the Agent, and it shall not be necessary for the Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

7. This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflict of law).

[INSERT NAME OF DEBTOR]

By ______________________________

Name ____________________________

Title ____________________________